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                                                                  EXHIBIT 10.34

                               AMENDMENT NO. 9 TO
                           THE GENUINE PARTS COMPANY
                                  PENSION PLAN

         This Amendment to the Genuine Parts Company Pension Plan is adopted by Genuine Parts Company (the "Company") through action of the Pension Committee, effective as of the date set forth herein.

                                  WITNESSETH:

         WHEREAS, the Company maintains the Genuine Parts Company Pension Plan (the "Plan"), as amended and restated effective January 1, 1989, and such Plan is currently in effect; and

         WHEREAS, under Section 8.06(c), the Pension Committee has the authority to amend the Plan to comply with changes in law and to make other amendments that do not materially increase the costs associated with the Plan; and

         WHEREAS, the Company wishes to amend the Plan in certain respects;

         NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:

                                       1.

         Section 2.03(d) is hereby added, as follows:

         "(d)     Attained Age. For purposes of determining actuarial
         equivalence, age shall be determined using attained age, not the nearest age or age in years and months."

                                       2.

         Section 2.03(c)(2) is deleted in its entirety, and a new Section 2.03(c)(2) is substituted in lieu thereof, as follows:

"(2)     Applicable Interest Rate.

         (i) For lump sum distributions made on or after January 1, 2000, the term "Applicable Interest Rate" means the annual rate of interest on the 30-year Treasury securities for the month of October that precedes the beginning of the Plan Year in which such distribution occurs. (Note that the October rates are published in November.)


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         (ii)     Special Rule for Annuity Starting Dates During Calendar Year
                  2000. For any Participant whose Annuity Starting Date occurs on or after January 1, 2000 but prior to January 1, 2001, the term "Applicable Interest Rate" will be either (a) or (b) which follow, whichever results in the larger distribution:
                  (a) the rate in 2.03(c)(2)(i) above; or (b) the annual rate of interest on the 30-year Treasury securities for the month of December that precedes the beginning of the Plan Year in which such distribution occurs. (Note that the December rates are published in January.)"

                                       3.

         Section 2.10 is hereby deleted in its entirety and a new Section 2.10 is substituted in lieu thereof, as follows:

         "2.10 Average Earnings shall mean the average of the Participant's monthly Earnings for the highest five (5) calendar years of Employment out of the last complete ten (10) calendar years of Employment (or during total Employment if less) immediately preceding the Participant's Termination of Employment. Average Earnings shall be determined by dividing the total Earnings received by the Participant during the appropriate five (5) year calendar year period by the number of months for which he received Earnings in such period. If the Participant's Earnings in the calendar year in which the Participant terminates Employment will increase the Participant's Average Earnings, such Earnings shall be counted as part of the Participant's ten (10) complete calendar years of Employment. Although a partial calendar year of Earnings may be used as described in the proceeding sentence, if a Participant has more than 60 months of participation in the Plan, Average Earnings shall be computed by dividing by 60 months."

                                       4.

         A new section 2.18(i) is hereby added, as follows:

         "(i) An Employee who has a Permanent Disability before January 1, 2000 will continue to earn Credited Service following such Permanent Disability until the earlier of (1) the date his Permanent Disability ends; or (2) the date he attains Normal Retirement Age. An Employee who becomes Permanently Disabled on or after January 1, 2000 will continue to earn Credited Service following such Permanent Disability until the earlier of (1) the date his Permanent Disability ends; or (2) the last day of the month following the second anniversary of the date his Permanent Disability began."


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                                       5.

         Section 2.21 is hereby deleted in its entirety and a new Section 2.21 is substituted in lieu thereof, as follows:

"2.21    Earnings shall be determined in accordance with the following rules:

         (a) Except as provided below, Earnings means the Participant's total compensation including wages, salaries, certain welfare benefits (vacation, bereavement, short term disability, and workers compensation make up), back pay awarded pursuant to an EEOC dispute (but not other types of EEOC disputes), and other amounts received for personal services actually rendered in the course of Employment (including commissions, overtime and bonuses). However, Earnings shall NOT include reimbursements or other expense allowances, fringe benefits (cash and non cash), moving expenses, awards, prizes, referral bonuses, deferred compensation (including any amounts deferred or paid under the Tax Deferred Savings Plan) and all welfare benefits other than those listed in the previous sentence. Earnings SHALL include any compensation which is not includible in the Participant's gross income by reason of Code Section 402(a)(8) (Employee pre-tax contributions to the Genuine Partnership Plan), Code Section 125 (Employee salary deferrals under the Genuine Parts Company Section 125 Plan), and Code Sections 402(h), 457(b) and 414(h)(2) (none of which currently apply to the Company)."

                                       6.

         Section 2.49 is hereby deleted in its entirety and a new Section 2.49 is substituted in lieu thereof, as follows:

"2.49    Termination Date shall mean the first to occur of the following events:

         (a)      Voluntary resignation from service of the Employer; or

         (b)      Discharge from the service of the Employer by the Employer;
                  or

         (c)      Retirement; or

         (d)      Death; or

         (e) Two weeks after an unpaid absence from work due to a personal leave of absence (not including FMLA); or

         (f)      Twelve weeks after an absence from work due to an FMLA leave;
                  or

         (g) One year after an absence from work due to workers compensation injury/accident; or


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         (h)      Two years after an absence from work due to a Permanent
                  Disability; or

         (i) The first anniversary of the date the Employee ceases Employment for any reason not described above (e.g., vacation, holiday, sickness, disability (but not Permanent Disability), or layoff)."

                                       7.

         A new Section 6.08 is hereby added, as follows:

"6.08 Distributions Pursuant to Qualified Domestic Relations Orders. Notwithstanding anything to the contrary in this Plan, a "qualified domestic relations order", as defined in Code Section 414(p), may provide that any amount to be distributed to an alternate payee may be distributed immediately in a single lump sum or single life annuity even though the Participant is not yet entitled to a distribution under the Plan. The intent of this Section is to provide for the distribution of benefits to an alternate payee as permitted by Treasury Regulation 1.401(a)-13(g)(3)."

                                       8.

         Amendment Number Five to the Plan, at Paragraph 10, amended Section
13.02 of the Plan. Such amendment was to be effective January 1, 2000. This Amendment Number Nine, however, hereby repeals Paragraph 10 of Amendment Number Five, thus reinstating the old Section 13.02. Amendment Number Nine also hereby adds the following new paragraph to the end of Section 13.02 (as it existed prior to Amendment Number Five). Pursuant to these changes, Section 13.02 of the Plan shall hereby read as follows:

"13.02   Combined Plan Limitations.

         If the Employer maintains, or at any time maintained, one or more qualified defined contribution plans covering any Participant in this Plan, the sum of the Participant's defined contribution fraction and defined benefit fraction shall not exceed 1.0 in any limitation year, and the annual benefit otherwise payable to the Participant under this Plan shall be frozen or reduced to the extent necessary so that the sum of such fractions shall not exceed 1.0.

         Effective as of the first day of the first limitation year beginning on or after January 1, 2000 (the "Operative Date"), and notwithstanding any other provision of the Plan, the Accrued Benefit for any Participant shall be determined by applying the terms of the Plan implementing the limitations of Section 415 as if the limitations of Section 415 continued to include the limitations of Section 415(e) as in effect on the day immediately prior to the Operative Date. For this purpose, the defined contribution fraction is set equal to the defined contribution fraction as of the day immediately prior to the Operative Date."


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                                       9.

         Schedule B shall be amended in three (3) different ways, listed below as a, b, and c, as follows:

a.       The following paragraph entitled "Overview" shall be added prior to
         Section I and just beneath the heading "CREDIT FOR SERVICE WITH PREDECESSOR EMPLOYERS":

         "Overview

         Prior to January 1, 2000, the Company maintained Sections I, II and III of this Schedule B. Effective January 1, 2000, however, no additional changes, other than historic changes, will be made to Sections I, II or III. Beginning January 1, 2000 rules regarding past service credit will be governed by Section IV."

b. The following sentence shall be added to the beginning of the paragraph at Section I:

         "This Section I shall apply to acquisitions occurring prior to January 1, 2000."

c.       Section IV is hereby added to Schedule B, as follows:

"IV.     Acquisitions On or After January 1, 2000

A. Effective for acquisitions occurring on or after January 1, 2000, Participants employed by the predecessor employers listed in this subsection A, and who are employed on the first anniversary of the Acquisition Date listed below, shall receive credit under this Plan for all employment with such predecessor employer solely for purposes of determining (1) the Participants' vested percentage under Section 4.05(c); and (2) the Participants' eligibility to participate in the Plan pursuant to Article 3.

         Employees terminating employment prior to the first anniversary of the applicable Acquisition Date shall not participate in this Plan.

Name                                                           Acquisition Date



B. Effective for acquisitions occurring on or after January 1, 2000, Participants employed by the predecessor employers listed in this subsection B, and who are employed on the Employment Date listed below (the date the predecessor employer's employees are authorized to participate in the Plan), shall receive credit under this Plan for all employment with such predecessor employer solely for purposes of determining (1) the Participants' vested percentage under Section


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         4.05(c); and (2) the Participants' eligibility to participate in the
         Plan pursuant to Article 3.

Name                                                           Employment Date"



                                      10.

         Paragraphs 1, 3 and 5 are only clarifications to the Plan document and do not change how the Plan has been administered and interpreted since the Plan's Effective Date. Accordingly, Paragraphs 1, 3, and 5 are effective January 1, 1989. Paragraph 8 (repealing a prior amendment that was to be effective January 1, 2000 is effective December 31, 1999. Paragraphs 2, 4, 6, 7 and 9 are effective January 1, 2000. Except as amended herein, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, Genuine Parts Company, acting through the Pension Committee has caused this Amendment to the Plan to be executed on the date shown below but effective as of the date indicated above.



                                        PENSION COMMITTEE TO THE
                                        GENUINE PARTS COMPANY
                                        PENSION PLAN

                                        By: /s/ George W.  Kalafut
                                            -----------------------------------
                                        Date: December 30, 1999
                                              ---------------------------------


Attest: /s/ Frank M. Howard
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